Exhibit 99.1

ALPHA PRO TECH ANNOUNCES OVER $10.4 MILLION

IN ORDERS FOR THE COMPANY’S PROPRIETARY N-95 FACE MASK

RESULTING FROM WUHAN CORONAVIRUS (Covid-19) OUTBREAK

FOR IMMEDIATE RELEASE
Company Contact:	Investor Relations Contact:
Alpha Pro Tech, Ltd.	Hayden IR
Donna Millar	Cameron Donahue
905-479-0654	651-653-1854
e-mail: ir@alphaprotech.com	e-mail: cameron@haydenir.com

Nogales, Arizona – February 13, 2020 – Alpha Pro Tech, Ltd. (NYSE American: APT), a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and building products, today announced that the company has booked over $10.4 million in orders for APT’s proprietary N-95 Particulate Respirator face mask since January 27, 2020 as a result of increased customer demand due to the outbreak of the novel Wuhan coronavirus (Covid-19).

Lloyd Hoffman, President and Chief Executive officer of Alpha Pro Tech, commented, “Since January 27th, we have received orders for our proprietary N-95 Particulate Respirator face mask representing roughly 24 times the revenue that we have recorded from sales of this product for each year since 2016. We have already commenced additional production of our N-95 face mask at our Salt Lake City, Utah facility, and we expect to continue to increase our production capacity.”

Mr. Hoffman continued, “Despite our rapid increase in production capacity, backlog of orders continues to expand, in dollar amount and fulfillment time. We expect to fulfill approximately 30% of the currently booked orders in the first quarter of 2020, and we expect further revenue growth after the first quarter as additional orders are shipped. We are committed to allocating the necessary resources and procuring the necessary raw materials in an effort to meet this unprecedented demand for our N-95 face mask and to aid communities around the world as they address this ongoing healthcare crisis.”

The Alpha Pro Tech N-95 Particulate Respirator face mask’s unique flat-fold design features a Positive Facial Lock® (PFL®) and meets the Centers for Disease Control and Prevention’s (CDC) and National Institute for Occupational Safety and Health’s (NIOSH) recommended protection levels for many airborne contaminants. The N-95 face mask filters at least 95% of airborne particles. The integrated Magic Arch® technology creates a comfortable breathing chamber within the N-95 face mask by holding it away from the wearer’s nose and mouth.

For more information on Alpha Pro Tech and the company’s NIOSH-approved N-95 Particulate Respirator face mask and other personal protective equipment products, visit Alpha Pro Tech’s website at www.alphaprotech.com.

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd. is the parent company of Alpha Pro Tech, Inc. and Alpha ProTech Engineered Products, Inc. Alpha Pro Tech, Inc. develops, manufactures and markets innovative disposable and limited-use protective apparel products for the industrial, clean room, medical and dental markets. Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including building wrap and roof underlayment. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech’s website at http://www.alphaprotech.com.

Certain statements made in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potentially,” “may,” “continue,” “should,” “will” and words of similar meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to product demand, inventory levels, production plans and capacity, estimated and projected earnings, margins, costs, expenditures, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are only estimates based on current information and involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. We cannot give assurances that any such statements will prove to be correct. Factors that could cause actual results to differ materially from those estimated by us include the risks, uncertainties and assumptions described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release. Given these uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.